AMENDMENT, CONSENT AND WAIVER


         THIS AMENDMENT, CONSENT AND WAIVER dated as of March 11, 1998 (the "Amendment") relating to the Credit Agreement referenced below, by and among TULTEX CORPORATION, a Virginia corporation (the "Borrower"), the Guarantors and Banks identified therein, and NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent"). Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                                   WITNESSETH

         WHEREAS, a $187 million credit facility has been extended to Tultex Corporation pursuant to the terms of that Credit Agreement dated as of May 15, 1997 (as amended and modified the "Credit Agreement") among Tultex Corporation, the Guarantors and Banks identified therein, Corestates Bank, N.A., and First Union National Bank of Virginia, as co-agents and NationsBank, N.A., as Administrative Agent;

         WHEREAS, the Borrower has requested certain modifications under of the Credit Agreement;

         WHEREAS, such modifications and waiver requires the consent of the Required Banks;

         WHEREAS, the Required Banks have consented to the requested modifications and waiver on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section I.1. of the Credit Agreement is amended to add the following definitions:

                  "Consolidated EBITDA" means for any period for the Consolidated Borrower Group, the sum of Consolidated Net Income plus Interest Charges plus all provisions for any federal, state or other domestic and foreign income taxes plus depreciation and amortization, in each case on a consolidated basis determined in accordance with generally accepted accounting principles applied on a consistent basis, but excluding for purposes hereof extraordinary gains and losses and related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

         "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

         2. In Section I.1. of the Credit Agreement the pricing grid in the definition of "Applicable Percentage" is amended to read as follows:

                              Applicable Percentage
                              ---------------------

                                    Eurodollar Loans                            Standby
         Consolidated                          and                              Letter of
            Leverage                     Fed Funds            Adjusted CD         Credit         Commitment
               Ratio                Swingline Loans               Loans            Fee                 Fee
               -----                ---------------               -----            ---                 ---

              > 5.75                       2.50%                 2.625%           2.50%                0.500%

         < 5.75 but >5.00                  2.25%                 2.375%           2.25%                0.500%
         -

         < 5.00 but >4.25                  2.00%                 2.125%           2.00%                0.375%
         -

         < 4.25 but >3.50                  1.75%                 1.875%           1.75%                0.375%
         -

         < 3.50 but >2.75                  1.50%                 1.625%           1.50%                0.250%
         -

              < 2.75                       1.25%                 1.375%           1.25%                0.250%
              -


         3. In the first sentence of Section 2.11(b) of the Credit Agreement the phrase "of one-fourth of one percent (1/4%)" is deleted and replaced with "equal to the Applicable Percentage for the Commitment fee".

         4. In Section 6.11(a) regarding Consolidated Tangible Net Worth, the reference to "$130,000,000" is modified and replaced with the following:

            "$118,000,000 beginning the Determination Date occurring as of the end of the second fiscal quarter of 1998 and thereafter"

         5. Section 6.11(b) of the Credit Agreement is amended to read as follows:

            (b) Consolidated Funded Debt to Consolidated Tangible Capitalization Ratio. On each Determination Date the Borrower will not permit the ratio of the aggregate outstanding principal amount of Consolidated Funded Debt to Consolidated Tangible Capitalization to exceed:

                           Fiscal Year      1QE       2QE       3QE       4QE
                               1998         .73       .78       .78       .71
                               1999         .70       .70       .70       .65
                               2000         .65       .60       .60       .60

                           and on each Determination Date thereafter at .60.

         6. Section 6.11(C) of the Credit Agreement is amended to read as follows:

            ( c ) Fixed Charges Coverage Ratio. The Borrower will keep and maintain as of each Determination Date to occur during the periods shown a ratio of Net Income Available for Fixed Charges to Fixed Charges for a period of four consecutive fiscal quarters ending as of the Determination Date of not less than:

                           Fiscal Year               1QE          2QE           3QE          4QE
                           -----------               ---          ---           ---          ---
                               1998                   .80          .85          1.05         1.25
                               1999                  1.25         1.25          1.25         1.25

                           and on each Determination Date thereafter at 1.25.

         7. The Required Banks hereby waive any Default or Event of Default which existed or may have existed prior to the effective date of this Amendment solely on account of noncompliance with the Fixed Charges Coverage Ratio under
Section 6.11( c ) of the Credit Agreement prior to its amendment hereunder.

         8. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default presently exists under the Credit Agreement.

         9. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of copies of this Amendment executed by the Credit Parties and Required Lenders;

            (b) receipt by the Administrative Agent of corporate resolutions and legal opinions relating to this Amendment in form and substance satisfactory to the Administrative Agent and Required Lenders; and

            (c) receipt by the Administrative Agent of an amendment fee of 12.5 b.p.s. on the Commitment of the Lenders approving this Amendment.

         10. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

         11. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

         12. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         13. This Amendment, as the Credit Agreement, shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the Commonwealth of Virginia.



                  (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           TULTEX CORPORATION
                                    a Virginia Corporation

                                    By: /s/ Suzanne H. Wood
                                       _______________________________

                                    Title: Vice President & CFO


GUARANTORS:

                                    DOMINION STORES, INC.,
                                    a Virginia corporation

                                    By: /s/ Suzanne H. Wood
                                        ______________________________

                                    Title: Vice President


                                    LOGOATHLETIC, INC.,
                                    a Virginia corporation

                                    By: Suzanne H. Wood
                                        ______________________________

                                    Title: Chief Financial Officer


                                    LOGOATHLETIC HEADWEAR, INC.
                                    a Massachusetts corporation

                                    By: Suzanne H. Wood
                                        ______________________________

                                    Title: Chief Financial Officer


                                    CALIFORNIA SHIRT SALES, INC.

                                    By: Suzanne H. Wood
                                        ______________________________

                                    Title: Vice President

BANKS:

                                    NATIONSBANK, N.A.,
                                    individually in its capacity as a
                                    Bank and in its capacity as Administrative Agent

                                    By:______________________________

                                    Title:


                                    CORESTATES BANK, N.A.,
                                    individually in its capacity as a Bank
                                    and in its capacity as a Co-Agent

                                    By:______________________________

                                    Title:


                                    FIRST UNION NATIONAL BANK,
                                    individually in its capacity as a Bank
                                    and in its capacity as a Co-Agent

                                    By:______________________________

                                    Title:


                                    BANK OF TOKYO - MITSUBISHI TRUST COMPANY

                                    By:______________________________

                                    Title:



                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By:______________________________

                                    Title:


                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:______________________________

                                    Title:


                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK

                                    By:______________________________

                                    Title: